Exhibit 99.(16)

Power of Attorney

The undersigned Trustees and Officers of Advanced Series Trust and The Prudential Series Fund hereby constitute, appoint, and authorize each of Claudia DiGiacomo, Andrew R. French, Melissa Gonzalez, Patrick McGuinness, Debra Rubano, or any of them, as attorney-in-fact, to sign, execute and deliver on his or her behalf, individually and in each capacity stated below, any Registration Statement on Form N-14 and any amendment thereto (including pre- and post-effective amendments) relating to the reorganizations listed below and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Target Portfolio	Acquiring Portfolio
AST Prudential Flexible Multi-Strategy Portfolio	PSF PGIM Flexible Managed Portfolio
AST T. Rowe Price Diversified Real Growth Portfolio

Signature	Title

/s/ Timothy S. Cronin	Trustee, President and Principal Executive Officer
Timothy S. Cronin

/s/ Susan Davenport Austin	Trustee
Susan Davenport Austin

/s/ Sherry S. Barrat	Trustee
Sherry S. Barrat

/s/ Jessica Bibliowicz	Trustee
Jessica Bibliowicz

/s/ Kay Ryan Booth	Trustee
Kay Ryan Booth

/s/ Stephen M. Chipman	Trustee
Stephen M. Chipman

/s/ Robert F. Gunia	Trustee
Robert F. Gunia

/s/ Thomas M. O’Brien	Trustee
Thomas M. O’Brien

/s/ Christian J. Kelly	Treasurer, Principal Financial and Accounting Officer
Christian J. Kelly

Dated: September 20, 2022

1